Exhibit 23.4

Costamare Partners LP
60 Zephyrou Street &
Syngrou Avenue
17564 Athens
Greece

June 8, 2015

Ladies and Gentlemen:

Reference is made to the Form F-1 registration statement, as the same may be amended from time to time (collectively, the “Registration Statement”), of Costamare Partners LP (the “Partnership”), to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of the Partnership’s common units.

We have reviewed the section in the Registration Statement entitled “The International Containership Industry” and confirm that it accurately describes the international containership market. We further advise the Partnership that our role has been limited to the review of the section referenced above and the provision of the information set forth in the section of the Registration Statement entitled “The International Containership Industry,” including, but not limited to, the statistical data, graphs and tables that appear in that section (collectively, the “Shipping Information”). With respect to the Shipping Information supplied by us, we advise you that:

•	some industry data included in this discussion is derived from estimates or subjective judgments;

•	the published information of other maritime data collection agencies may differ from this data; and

•	while we have taken reasonable care in the compilation of the Shipping Information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to (i) the use of the graphical and statistical information supplied by us as set forth in the Registration Statement, including, without limitation, such information contained under the section of the Registration Statement entitled “The International Containership Industry”, (ii) the references to our company in the Registration Statement, (iii) the naming of our company as an expert in the Registration Statement, and (iv) the filing of this letter as an exhibit to the Registration Statement to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act.

For and on behalf of	For and on behalf of
Clarkson Research Services Limited	Clarkson Research Services Limited
Name: Stephen Gordon	Name: Trevor Crowe
Designation: Managing Director	Designation: Director

Clarkson Research Services Limited

Registered office address: St Magnus House, 3 Lower Thames Street, London, EC3R 6HE, UK. England No 1944749

T: +44 (0) 20 7334 0000   www.clarksons.com

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VAT Number: GB 245 9035 56